EXHIBIT 99.1

ASHFORD
Fourth Quarter 2019 Conference Call
February 25, 2020
3 p.m. CT

Introductory Comments - Jordan Jennings

Good day everyone and welcome to today’s conference call to review results for Ashford for the fourth quarter and full year 2019 and to update you on recent developments. On the call today will be: Monty Bennett, Chairman and Chief Executive Officer; Deric Eubanks, Chief Financial Officer; and Jeremy Welter, Co-President and Chief Operating Officer. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday afternoon in a press release that has been covered by the financial media.

At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Such forward-looking statements are subject to numerous assumptions, uncertainties and known or unknown risks, which could cause actual results to differ materially from those anticipated. These factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them. Statements made during this call do not constitute an offer to sell or a solicitation of an offer to buy any securities. Securities will be offered only be means of a registration statement and prospectus which can be found at www.sec.gov.

In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on February 25, 2020, and may also be accessed through the Company’s website at www.ashfordinc.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release. Also, unless otherwise stated, all reported results discussed in this call compare the fourth quarter of 2019 with the fourth quarter of 2018.

I will now turn the call over to Monty.

Introduction - Monty Bennett

Good afternoon, and welcome to our call to discuss our financial results for the fourth quarter and full year 2019. I will begin by giving a brief overview of our quarterly results and then will discuss our recent acquisition of the Hotel Management business of Remington. I will also provide an update regarding our recent formation of Ashford Securities, a dedicated platform to raise retail capital. I will conclude with an update on our investor outreach efforts. Afterward, Deric will review our financial results, Jeremy will provide an update regarding our hospitality products and services businesses, and then we will open it up for Q&A.

We delivered strong operating and financial performance in the fourth quarter and are pleased with the groundwork we are laying for the continued success of our platform. For the quarter, revenues increased by 111%, Adjusted EBITDA was $8.9 million, which reflects 11.9% growth over the prior-year quarter, and Adjusted Net Income per share was $1.27. Ashford Inc. is a growth platform, and we believe these strong results demonstrate the benefits of our strategy.

In November, we completed the acquisition of the Hotel Management business of Remington. This is a very compelling transaction for Ashford. Upon closing of that acquisition, we believe all of the pieces are now in place to significantly grow our business. We have a one-of-a-kind, unique structure, that no one else in our space has. With our existing advised REIT platforms and our growing stable of products and services businesses, we are uniquely positioned to grow and create value for our shareholders. We have two main strategies to grow our businesses: increase our hotel AUM and separately pursing third-party clients.

We plan to grow our AUM through the creation of Ashford Securities. In late September, we announced the formation of Ashford Securities LLC, a dedicated platform to raise retail capital through financial intermediaries and the broker-dealer channel in order to grow our existing and future platforms. Our goal for Ashford Securities is to provide the market with highly-differentiated, alternative investment products. Types of capital raised may include but are not limited to, preferred equity, convertible preferred equity, mezzanine debt, or non-traded REIT common equity for future platforms. We believe it’s a natural fit for us. Additionally, given Ashford’s broad experience and ability to execute on many different types of lodging strategies, we believe we have a unique opportunity for new investors. Also, having a dedicated fundraising platform will provide Ashford and its advised platforms an additional source of capital that is not dependent on the traditional publicly-traded capital markets. In the fourth quarter, Braemar filed a registration statement with the SEC for non-traded preferred equity. That registration statement has since become effective. In addition, I am pleased to report that FINRA recently approved Ashford Securities’ application to be a registered broker-dealer. We are excited to pursue a fresh source of capital that will help us prudently grow all our platforms over the long term and increase shareholder value, and we expect to begin raising capital toward the end of the second quarter.

Regarding third-party growth, the Remington Hotel Management transaction immediately adds scale, diversification and an enhanced competitive position for Ashford in the hospitality industry. It expands the breadth of services we can offer to our advised REITs as well as third-party hotel owners. Remington, which has not historically pursued third-party business, recently appointed Sloan Dean as its CEO to drive the next stage of growth for the company. Sloan is an emerging talent in the hospitality industry who has done a fantastic job guiding Remington as its Chief Operating Officer over the past two years. During that time, he implemented numerous operational enhancements, continuing to outperform the market, and shifting the company’s culture to be more engaging and empowering of its associates. We are excited about the prospects for Sloan and his team to grow this part of our business. The third-party growth initiative is off to a strong start as Remington has already signed three new hotel management contracts with third-party hotel owners.

Strategically, with the completion of the acquisition, we added hotel management to our stable of hotel-related businesses, which already includes our asset management business, Premier Project Management, PURE Wellness, OpenKey, JSAV, RED Hospitality & Leisure, and Lismore Capital.

Now, when our advised REIT platforms acquire hotels, we will have the exclusive right to provide all of these services to those hotels. These services include hotel asset management, hotel management, project management, interior design, architecture, procurement, construction management, audio/visual services, financing services, advisory services, property sales services, mobile room-key services, hypoallergenic hotel rooms, and watersports activities.

Also, in October, we repurchased 412,974 shares of our common stock from Ashford Trust and Braemar. Deric will provide additional details, but we are extremely pleased to complete this transaction, as we believe acquiring this significant block of approximately 16% of our common stock will provide substantial long-term accretion. Given our track record of buying back stock at Ashford Trust during the global financial crisis, we clearly understand the benefits of share repurchases and remain committed to actively pursuing prudent capital management strategies. Additionally, both Ashford Trust and Braemar distributed their remaining shares of Ashford Inc. to their respective common shareholders and unitholders.

Ashford currently advises two publicly-traded REIT platforms, Ashford Trust and Braemar, which together own 130 hotels with approximately 29,000 rooms and approximately $8.1 billion of gross assets as of December 31, 2019.

Ashford has a high-growth, fee-based business model with a diversified platform of multiple fee generators. We believe it to be a scalable platform with attractive margins. Additionally, it has a very stable cash flow base as the advisory agreements with the REITs stipulate that the base fee is maintained at a level of at least 90% of the previous year’s base fee.

We have a fee structure in place that incentivizes Ashford to create shareholder value at its advised REIT platforms. With our base fee driven by their share price performance, and our incentive fee based on total shareholder return outperformance versus their REIT peers, our management team’s primary focus is maximizing returns.

We continue to be excited for all of our strategic investments, and we are optimistic about the prospects for our two advised REIT platforms. We also believe that our hospitality service businesses are well-positioned to initiate meaningful growth both through our advised REITs as well as third-party channels. We see great opportunity for this platform to grow and deliver superior returns to our shareholders by adding additional investment platforms.

On the investor relations front, we believe having an active investor outreach effort and broadening our investor base are important areas of focus. To that end, since the beginning of 2019, we have had hundreds of meetings and interactions with sell-side analysts, existing shareholders and potential shareholders. We also held our annual Ashford Investor Day in New York in October which was very well-attended and gave us the opportunity to share the Ashford story and strategy with a number of existing and potential investors. Moving forward, we will continue to focus on this outreach effort.

I will now turn the call over to Deric.

Financial Review - Deric Eubanks
Thanks, Monty.

Net loss attributable to common stockholders for the fourth quarter was $15.1 million, or $6.31 per share, compared with net income of $0.3 million, or $0.14 per share, for the prior-year quarter. Net loss attributable to common stockholders for the full year 2019 was $30.2 million, or $12.03 per share, compared with net income of $5.0 million, or $2.29 per share, for the prior year.

For the fourth quarter, total revenues were $107.6 million, reflecting a 111% growth rate over the prior-year quarter. For the full year of 2019, total revenues were $291.3 million, reflecting a 49% growth rate over the prior year.

Adjusted EBITDA for the fourth quarter was $8.9 million, reflecting an 11.9% growth rate over the prior-year quarter. Adjusted net income for the fourth quarter was $7.2 million or $1.27 per diluted share. For the full year of 2019, Adjusted EBITDA was $38.1 million, reflecting a 32% growth rate over the prior year, and Adjusted net income was $32.9 million, or $7.07 per diluted share.

In early October, we repurchased 412,974 shares of our common stock from Ashford Trust and Braemar, resulting in a total cost of approximately $12.4 million. This stock purchase represented approximately 16% of the Company’s common shares outstanding. Due to the parameters of the private letter ruling received by each of Ashford Trust and Braemar from the Internal Revenue Service, the Company was only able to acquire the shares held by Ashford Trust’s and Braemar’s taxable REIT subsidiaries. Subsequently, in early November, both Ashford Trust and Braemar distributed their remaining shares of Ashford common stock to their respective common shareholders and unitholders through a pro-rata distribution. At the end of the fourth quarter, the Company had $32.3 million in corporate cash.

Also, as of December 31, 2019, the Company had 5.7 million fully diluted total shares of common stock and units, which included 3.0 million common shares associated with our Series D convertible preferred stock. We had 2.2 million common shares issued and outstanding, 0.2 million common shares earmarked for issuance under our deferred compensation program, and the balance relates to put options associated with the minority interests of our strategic investments, acquisition-related shares, and some restricted stock.

I will now turn the call over to Jeremy.

Hospitality Products & Services - Jeremy Welter

Thank you, Deric.

We are excited to provide updates on our Hospitality Products & Services businesses and their strong results and accomplishments during the fourth quarter. To explain this strategy more fully: our Products & Services initiative is a unique investment strategy in the hospitality industry, where we strategically invest in operating companies that service the industry, and we act as an accelerator to grow these companies. In doing so, we believe we are able to establish synergies for our hotel platforms, providing attractive pricing and higher levels of service than they would receive from a third-party vendor. We are also able to grow our portfolio companies in a number of ways: by referring them to the hotels owned by our advised REITs, by leveraging our vast industry relationships, and by consulting on best operating practices.

The first business I’d like to discuss is Ashford Securities, our new retail capital raising platform. Jay Steigerwald is leading this effort as President and Head of Distribution for the company. Most recently, Jay was an executive at W. P. Carey Inc. for nine years and was instrumental in raising $7 billion of fresh capital by building strong relationships with the broker-dealer community. We are currently in the process of hiring other key executives and support staff as the full team continues to be developed. Ashford Securities believes the key to success is to offer a differentiated investment strategy, hire the best people in the industry, build excellent relationships with our distribution partners, and provide exceptional service and support to all our stakeholders along with exceptional shareholder returns. As Monty mentioned earlier, we are excited to announce that Ashford Securities became a FINRA member firm earlier this month. In addition, Braemar has an effective registration statement on file with the SEC for a non-traded perpetual preferred security. Longer term, we believe there is a substantial opportunity to offer different types of product structures and strategies all with the goal of providing differentiated alternative investment products to retail investors looking to diversify their portfolios. Our goal is to take a disciplined approach to raising retail capital through multiple products and distribution channels. In short, we are excited to pursue a fresh source of retail capital that will help us grow all our platforms over the long term all with the goal of increasing shareholder value.

During the quarter, we completed our business combination with Remington, an industry-leading provider of hotel management services. Remington is a dynamic and growing hotel management company providing top quality service and expertise in hotel management. Today, Remington manages 88 hotels in 27 states across 17 brands, including 12 independent and boutique properties. The company recently promoted Sloan Dean from COO to CEO, and we are very excited about the team he is building to grow Remington’s third-party business. Recently, Remington signed three new third-party contracts and is actively seeking more deals.

Premier Project Management provides comprehensive and cost-effective design, development, architecture, procurement, and project management services to the hospitality industry. Through our first full year of ownership, we have been focused on executing several initiatives to accelerate growth and profitability over the long term. Premier’s new architecture service, which was launched in February 2019, generated $438,000 of revenue in the fourth quarter and $2.0 million of revenue for the full year. Donald Kelly was appointed as Co-CEO in May and continues to focus on opportunities to expand Premier’s services to other owners, property managers, and institutions in the hospitality industry. To that end, Premier has developed a robust pipeline of third-party business including opportunities to be the exclusive project manager for several large hospitality ownership groups. Financial results for the fourth quarter include project management fee revenue of $6.1 million and Adjusted EBITDA of $2.9 million. For the full year, Premier generated $25.6 million of project management fee revenue and $14.0 million of Adjusted EBITDA. Premier recently signed its first third-party deal, and we continue to see significant growth opportunities for this business going forward.

JSAV is a leading single-source solution for meeting and event needs with an integrated suite of audio visual services, including show and event services, hospitality services, creative services, and design and integration. We continue to see outstanding growth at the company with revenue up 36% in the fourth quarter compared to the prior-year period and 36% for the full year 2019 compared to the prior-year period. As part of this growth story, the company’s acquisition of BAV in the first quarter of 2019 is already providing meaningful upside as BAV’s Adjusted EBITDA is up 34% through our first full three quarters of ownership compared to the prior-year period. Overall, the company continues to see success from the implementation of several initiatives over the past year with Adjusted EBITDA up $800,000 in the fourth quarter compared to the prior-year period highlighting the great team we have at JSAV, from our executive management leaders to our associates in the field. We remain focused on additional initiatives being implemented to support future growth and profitability, including assimilating a new executive management team led by CEO Chuck Bauman, retooling the company’s Show Services business unit to optimize performance, integrating and enhancing BAV sales processes and cost sharing, and streamlining the integration and ramp-up of newly transitioned hotels. We remain excited about the opportunity to improve performance going forward and continue to grow profitability.

We also continue to see positive results from integrating JSAV into Ashford asset-managed hotels. In the fourth quarter, JSAV executed three new Ashford hotel contracts increasing the number of multi-year contracts in place with hotels and convention centers to 94 compared to 59 at the end of 2017, representing 59% growth. For the full year, JSAV took over a record-setting 27 hotels, which included 10 new third-party agreements. Since the beginning of 2018, we have engaged JSAV at 31 hotels owned by our advised REITs. Once JSAV partners with a hotel, it can take a year or two for AV operations to ramp up, so we believe there are still significant growth opportunities for JSAV at Ashford hotels. We see a tremendous opportunity for integrating JSAV into more hotels in the U.S. and internationally given the company’s outstanding reputation as a leading service provider in the industry.

RED Hospitality & Leisure is a leading provider of watersports activities and other travel and transportation services in the U.S. Virgin Islands and Key West. We continue to see significant ramp-up of the company’s USVI operations, including the ferry transportation services and beach and watersports services to the Westin St. John, beach and watersports services to the Ritz-Carlton St. Thomas Club - the timeshare and rental property adjacent to the Ritz-Carlton St. Thomas hotel, the reopening of the Ritz-Carlton St. Thomas hotel, and increased direct bookings and private charter business. In the fourth quarter, the company generated $1.6 million of revenue, representing 235% growth over the prior-year period, and $308,000 of Adjusted EBITDA. For the full year, the company generated $6.8 million of revenue and $1.6 million of Adjusted EBITDA representing 387% and 700% growth, respectively, over the prior-year period. Additionally, the company continues to make progress on the integration of its recent Sebago acquisition with revenue of $1.4 million, Adjusted EBITDA of $235,000, and four new recently-signed contacts. It will take two to three years to ramp up operations of the new contracts, and once achieved, we see them adding $1.5 to $2.0 million in Adjusted EBITDA per year. We remain optimistic about the growth outlook for RED Hospitality going forward, including its robust pipeline in Key West for concierge & other related travel services.

That concludes our prepared remarks, and we will now open the call up for Q&A.

Operator to end call after Q&A - do not go back to management.